Exhibit 99.2

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Third Quarter 2014 Operating Results

Phoenix, AZ, March 2, 2015 — American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today its operating results for the three months ended September 30, 2014.

The Company announced separately the completion of its restatement and filing of amendments to its 2013 Annual Report on Form 10-K and first and second quarter 2014 Quarterly Reports on Form 10-Q. Additionally, ARC Properties Operating Partnership, L.P. (the “Operating Partnership”) has restated its previously issued financial statements. Both the Company and the Operating Partnership have also filed their Quarterly Reports on Form 10-Q for the third quarter of 2014.

Third Quarter 2014 Consolidated Highlights

•	Revenue increased $361.9 million to $457.1 million over restated prior year third quarter results

•	Net loss increased $200.2 million to ($280.4) million over restated prior year third quarter results, which includes a $256.9 million loss primarily due to the multi-tenant portfolio held for sale at September 30, 2014

•	FFO, on a gross method basis, increased $214.9 million to $195.8 million over restated prior year third quarter results

•	AFFO, on a gross method basis, per diluted share decreased $0.02 from the restated prior year third quarter to $0.26

•	Acquired $2.3 billion of real estate in the third quarter with a cash cap rate of 7.7%, including the approximate $1.7 billion Red Lobster sale-leaseback transaction

•	Sold seven properties for total net proceeds of $73.1 million

•	With proceeds from the line of credit, repaid $199.1 million of debt, with an average maturity of 5.9 years and a weighted average interest rate of 6.5%, and $316.1 million of Series D Preferred

•	Invested $1.1 billion in 228 properties on behalf of the Cole Capital® managed funds

Management Commentary

William Stanley, interim Chairman and Chief Executive Officer, stated, “We are pleased to report our third quarter 2014 operating results. We have made significant progress to address the issues identified in the Audit Committee investigation, and can now focus our attention on moving ARCP to where we know it should be. We do that knowing that we have an exceptional business built on a diversified, high-quality portfolio of net lease assets, an outstanding team of real estate professionals and a healthy balance sheet to support our efforts.”

Third Quarter Real Estate Segment Highlights

•	Revenue and net loss of $397.3 million and ($289.1) million, respectively

•	AFFO, on a gross method basis, per diluted share decreased $0.05 to $0.23 over restated prior year third quarter results

•	Normalized EBITDA increased $288.8 million to $333.2 million over restated prior year third quarter results

•	Acquired $2.3 billion of real estate in the third quarter with a cash cap rate of 7.7%, including the approximate $1.7 billion Red Lobster sale-leaseback transaction and sold seven properties for total net proceeds of $73.1 million

•	With proceeds from the line of credit, repaid $199.1 million of debt, with an average maturity of 5.9 years and a weighted average interest rate of 6.5%, and $316.1 million of Series D Preferred

•	Total portfolio occupancy of 99.2%, investment grade tenancy of 45.0% and a weighted average remaining lease term of 11.5 years as of September 30, 2014

Third Quarter Cole Capital® Segment Highlights

•	Revenue and net income of $59.8 million and $1.1 million, respectively

•	AFFO, on a gross method basis, of $0.03 per diluted share and normalized EBITDA of $30.8 million

•	Raised $260.8 million of capital on behalf of the managed REITs bringing the year to date total as of September 30, 2014, to approximately $1.3 billion

•	Structured $1.1 billion of real estate acquisitions and $700.1 million of real estate financing on behalf of the Cole Capital managed funds

•	The Company did not own Cole Capital in the prior year period

Subsequent to Third Quarter Activity Highlights

•	On October 17, 2014, completed the previously announced sale of its multi-tenant portfolio for approximately $1.9 billion to a Blackstone-DDR joint venture and entered into an LOI to sell five additional multi-tenant properties for $52.8 million for total sale proceeds of $2.0 billion with approximately $1.2 billion of net proceeds that were used to reduce leverage by paying down the Company’s line of credit

•	On December 4, 2014, issued a press release announcing that the Company had entered into a settlement agreement with RCS Capital Corporation (“RCS Capital”) that resolved the dispute over the sale of Cole Capital to RCS Capital in which the Company received $60.0 million from RCS Capital to terminate the Equity Purchase Agreement and all related agreements and documents

•	Acquired $27.4 million of real estate assets through December 31, 2014

•	Approximately $3.2 billion outstanding under its credit facility as of December 31, 2014

•	On January 29, 2015, the Company announced that Cole Corporate Income Trust, Inc. successfully closed the previously announced merger with and into a wholly owned subsidiary of Select Income REIT

Third Quarter 2014 Financial Results

Revenues

Consolidated Revenue for the quarter ended September 30, 2014 increased $361.9 to $457.1 million as compared to restated revenue of $95.3 million for the same quarter in 2013 mainly due to the large increase in gross assets and the inclusion of the Cole Capital revenue.

Real Estate segment revenue for the quarter ended September 30, 2014 increased $302.1 to $397.3 million as compared to restated revenue of $95.3 million for the same quarter in 2013.

Cole Capital segment revenue for the quarter ended September 30, 2014 was $59.8 million.

FFO and FFO per Diluted Common Share – Gross Method

Funds From Operations (“FFO”) for the quarter ended September 30, 2014 increased $214.9 million to $195.8 million, or $0.21 per diluted share, as compared to ($19.1) million, or ($0.07) per diluted share as restated, for the same quarter in 2013.

AFFO and AFFO per Diluted Common Share – Gross Method

Adjusted Funds From Operations (“AFFO”) for the quarter ended September 30, 2014 increased $172.4 to $244.5 million, or $0.26 per diluted share, as compared to $72.1 million, or $0.28 per diluted share as restated, for the same quarter in 2013.

Real Estate segment AFFO for the quarter ended September 30, 2014 increased $142.8 million to $215.0 million, or $0.23 per diluted share, as compared to $72.1 million, or $0.28 per diluted share as restated, for the same quarter in 2013.

Cole Capital segment AFFO for the quarter ended September 30, 2014 was $29.6 million, or $0.03 per diluted share.

Normalized EBITDA

Consolidated normalized EBITDA for the quarter ended September 30, 2014 increased $319.5 to $363.9 million as compared to restated normalized EBITDA of $44.4 million for the same quarter in 2013 mainly due to the large increase in gross assets and the inclusion of the Cole Capital revenue.

Real Estate segment normalized EBITDA for the quarter ended September 30, 2014 increased $288.8 to $333.2 million as compared to restated normalized EBITDA of $44.4 million, for the same quarter in 2013.

Cole Capital segment normalized EBITDA for the quarter ended September 30, 2014 was $30.8 million.

Fourth Quarter Results

The Company intends to report its fourth quarter and full year 2014 results and file its Annual Report on Form 10-K by March 31, 2015.

Dividend Update

The Board of Directors will announce the Company’s new dividend policy later in 2015

•	Per the waivers and consents from the Company’s lenders, the Board cannot declare or pay a dividend on the Company’s common stock until the Company has delivered its required quarterly and annual financial statements and related officer’s and compliance certificates, all of which the Company expects to deliver on or before March 31, 2015

•	The Board, working with the new CEO and management, will establish a common stock dividend, which is expected to be in line with net lease peers

•	When the dividend is reinstated it is expected to be paid on a quarterly basis

Audio Webcast Details

The live audio webcast, beginning at 8:30 a.m. ET on Monday, March 2, 2015, is available by accessing this link: http://services.choruscall.com/links/arcp150302.html

* Participants should log in 10-15 minutes early.

About the Company

ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contacts

Stephen Cohen	John Bacon, Vice President, Marketing
212.886.9332	American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com

Investor Contact

Bonni Rosen, Director Investor Relations
American Realty Capital Properties, Inc.
877.405.2653 | brosen@arcpreit.com

Terms and Definitions

Description of Funds From Operations and Adjusted Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States (“U.S. GAAP”).

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, depreciation and amortization of real estate assets and impairment write-downs including adjustments for the proportionate share of adjustments for unconsolidated partnerships and joint ventures. These adjustments also include the pro rata share of unconsolidated partnerships and joint ventures.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and Adjusted Funds From Operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent, net direct financing lease adjustments and equity-based compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing

AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted-average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We are now presenting the restated FFO and AFFO using two methods: 1) we calculate FFO and AFFO on a gross basis, whereby we start with net income attributable to both the stockholders and the non-controlling interest holders, and then adjust net income by the gross reported amounts of the items being adjusted (“Gross Method”); and 2) we calculate FFO and AFFO on a net basis, whereby we start with net income attributable only to the stockholders, and adjust net income by only the stockholders’ portion of the applicable items (“Net Method”). For presentation of the Net Method, the company has included the gross amounts of each adjustment on their respective line items and adjusted for the proportionate share which is attributable to non-controlling interest on a separate line item within FFO and AFFO.

Similarly, AFFO per share follows the same logic. Under the Gross Method, AFFO is divided by a share number that takes into account the dilutive effect of units held by the non-controlling interest holders; Under the Net Method, AFFO is divided by a share number that reflects only the dilutive effects of common shares.

EBITDA and Normalized EBITDA

Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger expenses which are considered non-recurring and gains/losses in real estate and derivatives which are not considered fundamental attributes of the Company’s business plans and do not affect the Company’s overall long-term operating performance. The Company excludes these items from Normalized EBITDA as they are not the primary drivers in the Company’s decision making process. In addition, the Company’s assessment of the Company’s operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Forward Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect American Realty Capital Properties, Inc.’s (“ARCP”, the “Company,” “us,” “our” and “we”) expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; negative reactions from ARCP’s creditors, stockholders, or business partners to the findings of the investigation by the Audit Committee or the refiling of ARCP’s financial statements; the results of the reevaluation of ARCP’s internal control over financial reporting and disclosure controls and procedures and the timing and expense of the remediation of control deficiencies; the impact and outcome of litigation and regulatory investigations related to the matters disclosed in ARCP’s Current Report on Form 8-K that was filed on October 29, 2014; ARCP’s ability to comply with the requirements of the NASDAQ Stock Market; the impact of ARCP’s debt documents on ARCP’s overall borrowing flexibility; ARCP’s inability to reestablish the financial network which supports Cole Capital®; ARCP’s inability to regain the prior transaction and capital raising volume of Cole Capital prior to the filing of ARCP’s Current Report on Form 8-K that was filed on October 29, 2014; ARCP’s inability to pay a dividend at the same rate and frequency as ARCP previously had paid; ARCP’s inability to regain its investment-grade credit rating; ARCP’s inability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 timely in light of its obligations under its debt documents; the unpredictability of the business plans of ARCP’s tenants; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

The forward-looking statements contained herein reflect ARCP’s beliefs, assumptions and expectations regarding ARCP’s future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to ARCP. If a change occurs, ARCP’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. ARCP disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

CONSOLIDATED BALANCE SHEETS

(in 000’s, except for share and per share data)

(Unaudited)

	September 30, 2014	December 31, 2013 (as restated)[1]
ASSETS
Real estate investments, at cost:
Land	$3,487,824	$1,380,308
Buildings, fixtures and improvements	12,355,029	5,297,400
Land and construction in progress	86,973	21,839
Acquired intangible lease assets	2,424,076	759,595

Total real estate investments, at cost	18,353,902	7,459,142
Less: accumulated depreciation and amortization	(828,624)	(267,278)

Total real estate investments, net	17,525,278	7,191,864
Investment in unconsolidated entities	100,762	—
Investment in direct financing leases, net	57,441	66,112
Investment securities, at fair value	59,131	62,067
Loans held for investment, net	96,981	26,279
Cash and cash equivalents	145,310	52,725
Restricted cash	72,754	35,921
Intangible assets, net	323,332	—
Deferred costs and other assets, net	446,606	280,661
Goodwill	2,096,450	92,789
Due from affiliates	55,666	—
Assets held for sale	1,887,872	665

Total assets	$22,867,583	$7,809,083

LIABILITIES AND EQUITY
Mortgage notes payable, net	$3,782,407	$1,301,114
Corporate bonds, net	2,546,294	—
Convertible debt, net	976,251	972,490
Credit facilities	4,259,000	1,969,800
Other debt, net	48,587	104,804
Below-market lease liabilities, net	318,494	77,169
Accounts payable and accrued expenses	180,338	730,571
Deferred rent, derivative and other liabilities	195,256	40,271
Distributions payable	9,927	10,903
Due to affiliates	2,757	103,434
Liabilities associated with assets held for sale	545,382	—

Total liabilities	12,864,693	5,310,556

Series D preferred stock, $0.01 par value, zero and 21,735,008 shares (part of 100,000,000 aggregate preferred shares authorized) issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	269,299

Preferred stock (excluding Series D Preferred Stock), $0.01 par value, 100,000,000 shares authorized and 42,822,383 and 42,199,547 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	428	422
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 907,964,521 and 239,234,725 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	9,080	2,392
Additional paid-in capital	11,905,338	2,940,907
Accumulated other comprehensive income	8,600	7,666
Accumulated deficit	(2,182,731)	(877,957)

Total stockholders’ equity	9,740,715	2,073,430
Non-controlling interests	262,175	155,798

Total equity	10,002,890	2,229,228

Total liabilities and equity	$22,867,583	$7,809,083

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in 000’s, except for per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (as restated)[1]	2014	2013 (as restated)[1]
Revenues:
Rental income	$365,712	$89,729	$924,646	$183,251
Direct financing lease income	625	1,201	2,812	1,201
Operating expense reimbursements	30,984	4,325	81,716	8,516
Cole Capital revenue	59,797	—	151,276	—

Total revenues	457,118	95,255	1,160,450	192,968

Operating expenses:
Cole Capital reallowed fees and commissions	15,398	—	56,902	—
Acquisition related(2)	13,998	26,948	34,616	74,541
Merger and other non-routine transactions(3)	7,632	4,301	175,352	133,734
Property operating	40,977	5,430	110,018	11,065
Management fees to affiliates	—	—	13,888	12,493
General and administrative(4)	32,207	9,866	128,711	23,921
Depreciation and amortization	265,150	62,136	689,731	122,484
Impairment of real estate	2,299	2,074	3,855	2,074

Total operating expenses	377,661	110,755	1,213,073	380,312

Operating income (loss)	79,457	(15,500)	(52,623)	(187,344)

Other (expense) income:
Interest expense, net	(101,643)	(27,189)	(326,491)	(45,414)
Extinguishment of debt, net	(5,396)	—	(21,264)	—
Other income, net	7,556	136	29,702	2,658
Loss on derivative instruments, net	(17,484)	(38,651)	(10,398)	(69,830)
Loss on held for sale assets and disposition of properties, net	(256,894)	—	(275,768)	—
Gain (loss) on sale of investments	6,357	(2,246)	6,357	(1,795)

Total other expenses, net	(367,504)	(67,950)	(597,862)	(114,381)

Net loss from continuing operations	(288,047)	(83,450)	(650,485)	(301,725)

Discontinued operations:
Income from operations of held for sale assets	—	96	—	159

Net income from discontinued operations	—	96	—	159

Net loss	(288,047)	(83,354)	(650,485)	(301,566)
Net loss attributable to non-controlling interests	7,649	3,153	23,923	7,882

Net loss attributable to the Company	$(280,398)	$(80,201)	$(626,562)	$(293,684)

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.35)	$(0.36)	$(0.94)	$(1.50)
Basic and diluted net loss per share from discontinued operations attributable to common stockholders	$—	$—	$—	$—

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.
(2)	Includes $1.7 million to affiliates for the nine months ended September 30, 2014, and $10.1 million and $36.9 million to affiliates for the three and nine months ended September 30, 2013, respectively.
(3)	Includes $137.8 million to affiliates for the nine months ended September 30, 2014, and $2.3 million and $109.2 million to affiliates for the three and nine months ended September 30, 2013, respectively.
(4)	Includes $0.1 million and $14.9 million to affiliates for the three and nine months ended September 30, 2014, respectively, and $7.0 million and $16.3 million to affiliates for the three and nine months ended September 30, 2013, respectively.

Segment Reporting

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013 (as restated)¹	2014	2013 (as restated)¹
REI:
Rental income	$365,712	$89,729	$924,646	$183,251
Direct financing lease income	625	1,201	2,812	1,201
Operating expense reimbursements	30,984	4,325	81,716	8,516

Total real estate investment revenues	397,321	95,255	1,009,174	192,968

Acquisition related	13,998	26,948	34,616	74,541
Merger and other non-routine transactions	7,613	4,301	173,406	133,734
Property operating	40,977	5,430	110,018	11,065
General and administrative	14,942	9,866	68,580	23,921
Management fees to affiliate	—	—	13,888	12,493
Depreciation and amortization	240,073	62,136	625,521	122,484
Impairment of real estate	2,249	2,074	3,855	2,074

Total operating expenses	319,902	110,755	1,029,884	380,312

Operating income (loss)	77,419	(15,500)	(20,710)	(187,344)

Interest expense, net	(101,643)	(27,189)	(326,491)	(45,414)
Extinguishment of debt, net	(5,396)	—	(21,264)	—
Other income, net	8,508	136	16,799	2,658
Loss on derivative instruments, net	(17,484)	(38,651)	(10,398)	(69,830)
Loss on held for sale assets and disposition of properties, net	(256,894)	—	(275,768)	—
Gain (loss) on sale of investments	6,357	(2,246)	6,357	(1,795)

Total other expenses, net	(366,552)	(67,950)	(610,765)	(114,381)

Net loss from continuing operations	(289,133)	(83,450)	(631,475)	(301,725)

Discontinued operations:
Income from operations of held for sale assets	—	96	—	159

Net income from discontinued operations	—	96	—	159

Net loss	$(289,133)	$(83,354)	$(631,475)	$(301,566)

Cole Capital:
Dealer manager and distribution fees, selling commissions and offering reimbursements	$21,535	$—	$73,957	$—
Transaction service fees	22,972	—	41,942	—
Management fees and reimbursements	15,290	—	35,377	—

Total Cole Capital revenues	59,797	—	151,276	—

Cole Capital reallowed fees and commissions	15,398	—	56,902	—
General and administrative expenses	17,265	—	60,131	—
Merger and other non-routine transactions	19	—	1,946	—
Depreciation and amortization	25,077	—	64,210	—

Total operating expenses	57,759	—	183,189	—

Total other income	(952)	—	12,903	—

Net income (loss)	1,086	—	(19,010)	—

Total Company:
Total revenues	$457,118	$95,255	$1,160,450	$192,968
Total operating expenses	$377,661	$110,755	$1,213,073	$380,312
Total interest and other expense, net	$(367,504)	$(67,950)	$(597,862)	$(114,381)
Loss from continuing operations	$(288,047)	$(83,450)	$(650,485)	$(301,725)
Income (loss) from discontinued operations	$—	$96	$—	$159
Net loss	$(288,047)	$(83,354)	$(650,485)	$(301,566)

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

	Total Assets as of
	September 30, 2014	December 31, 2013 (as restated)[1]
REI	21,834,806	$7,809,083
Cole Capital	$1,032,777	—

Total company	$22,867,583	$7,809,083

(1)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

Funds From Operations and Adjusted Funds From Operations (1)

(in 000’s, except per share data)

	Three Months Ended
	September 30, 2014	June 30, 2014 (as restated)[2]	March 31, 2014 (as restated)[2]	December 31, 2013 (as restated)[2]	September 30, 2013 (as restated)[2]
Total Company:
Net loss	$(288,047)	$(56,598)	$(305,840)	$(206,249)	$(83,354)
Dividends on Series F Preferred Stock	(17,974)	(17,773)	(17,374)	—	—

Adjusted net loss	(306,021)	(74,371)	(323,214)	(206,249)	(83,354)
Gain on disposition of property	256,894	1,269	17,605	—	—
Depreciation and amortization of real estate assets	240,046	225,940	159,461	88,320	62,136
Impairment of real estate	2,299	1,556	—	1,272	2,074
Proportionate share of adjustments for unconsolidated entities	2,580	2,573	1,344	—	—

FFO	$195,798	$156,967	$(144,804)	$(116,657)	$(19,144)

Acquisition related	13,998	7,201	13,417	1,572	26,948
Merger and other non-routine transaction related	7,632	7,422	160,298	76,809	4,301
Litigation insurance proceeds	(3,275)	—	—	—	—
Gain (loss) on investment securities	(6,357)	(14,207)	—	411	2,246
(Gain) loss on derivative instruments, net	17,484	—	7,121	(1,884)	38,651
Interest on convertible obligation to preferred investors	—	—	—	2,653	6,519
Amortization of premiums and discounts on debt and investments	(8,106)	(4,606)	(5,198)	(347)	347
Amortization of above- and below-market lease assets and liabilities, net	1,934	2,103	388	(382)	68
Net direct financing lease adjustments	620	137	390	347	149
Amortization and write-off of deferred financing costs	12,486	10,985	44,976	20,798	4,267
Interest premium on settlement of convertible obligation to preferred investors	—	—	—	7,245	4,827
Amortization of intangible assets	24,288	24,024	13,992	—	—
Extinguishment of debt, net	5,396	6,469	9,399	—	—
Straight-line rent	(24,871)	(17,413)	(7,520)	(6,461)	(4,235)
Non-cash equity compensation expense	5,541	5,690	21,574	86,280	7,190
Other amortization and non-cash charges	713	698	421	138	11
Proportionate share of adjustments for unconsolidated entities	1,268	464	318	—	—

AFFO	$244,549	$185,934	$114,772	$70,522	$72,145

Weighted-average shares outstanding - basic	902,096,102	815,406,408	547,470,457	231,986,847	221,707,920
Effect of dilutive securities	44,970,255	52,613,117	51,151,928	37,448,611	39,359,194

Weighted-average shares outstanding - diluted	947,066,357	868,019,525	598,622,385	269,435,458	261,067,114

AFFO attributable to stockholders per share	$0.26	$0.21	$0.19	$0.26	$0.28

REI:
Net loss	$(289,133)	$(46,124)	$(296,218)	$(206,249)	$(83,354)
Dividends on Series F Preferred Stock	(17,974)	(17,773)	(17,374)	—	—
Adjusted net loss	(307,107)	(63,897)	(313,592)	(206,249)	(83,354)
Gain on disposition of property	256,894	1,269	17,605	—	—
Depreciation and amortization of real estate assets	240,046	225,940	159,461	88,320	62,136
Impairment of real estate	2,299	2,573	1,344	(2,074)	2,074
Proportionate share of adjustments for unconsolidated entities	2,580	1,556	—	3,346	—
FFO	$194,712	$167,441	$(135,182)	$(116,657)	$(19,144)

Acquisition related	13,998	7,201	13,417	1,572	26,948
Merger and other non-routine transaction related	7,613	5,999	159,794	76,809	4,301
Litigation insurance proceeds	(3,275)	—	—	—	—
Gain (loss) on investment securities	(6,357)	—		411	2,246
(Gain) loss on derivative instruments, net	17,484	(14,207)	7,121	(1,884)	38,651
Interest on convertible obligation to preferred investors	—	—	—	2,653	6,519
Amortization of premiums and discounts on debt and investments	(8,106)	(4,606)	(5,198)	(347)	347
Amortization of above- and below-market lease assets and liabilities, net	1,934	2,103	388	(382)	68
Net direct financing lease adjustments	620	137	390	347	149
Amortization and write-off of deferred financing costs	12,486	10,985	44,976	20,798	4,267
Interest premium on settlement of convertible obligation to preferred investors	—	—	—	7,245	4,827
Extinguishment of debt, net	5,396	6,469	9,399	—	—
Straight-line rent	(24,871)	(17,413)	(7,520)	(6,461)	(4,235)
Non-cash equity compensation expense	2,086	3,575	20,640	86,280	7,190
Other amortization and non-cash charges	3	40	121	138	11
Proportionate share of adjustments for unconsolidated entities	1,268	464	318	—	—

AFFO	$214,991	$168,188	$108,664	$70,522	$72,145

Cole Capital:
Net income (loss)	$1,086	$(10,474)	$(9,622)	$—	$—

FFO	$1,086	$(10,474)	$(9,622)	$—	$—

Merger and other non-routine transaction related	19	1,423	504	—	—
Amortization of intangible assets	24,288	24,024	13,992	—	—
Non-cash equity compensation expense	3,455	2,115	934	—	—
Other amortization and non-cash charges	710	658	300	—	—

AFFO	29,558	17,746	6,108	—	—

(1)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section for a description of the Company’s non-GAAP measures.
(2)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.

Reconciliation of GAAP Net Income to Normalized EBITDA (1)

(in 000’s)

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013 (as restated)[2]
	Total	REI	Cole Capital	Total	REI	Cole Capital
Net income (loss)	$(288,047)	$(289,133)	$1,086	$(83,354)	$(83,354)	$—
Adjustments:
Interest expense	101,643	101,643	—	27,189	27,189	—
Depreciation and amortization	265,150	240,073	25,077	62,136	62,136	—
Income tax expense	1,131	—	1,131	—	—	—

EBITDA	79,877	52,583	27,294	5,971	5,971	—

Management adjustments:
Loss on held for sale assets and disposition of properties, net	256,894	256,894	—	—		—
Acquisition related	13,998	13,998	—	26,948	26,948	—
Merger and other non-routine transactions	7,632	7,613	19	4,301	4,301	—
Equity based compensation	5,541	2,086	3,455	7,190	7,190	—

Normalized EBITDA	$363,942	$333,174	$30,768	$44,410	$44,410	$—

(1)	EBITDA and Normalized EBITDA are non-GAAP measures. See the Terms and Definitions section for a description of the Company’s non-GAAP measures.
(2)	For discussion of the restatement adjustments, see Note 2 — Restatement of Previously Issued Consolidated Financial Statements in the relevant filing for such period made on March 2, 2015.